    As filed with the Securities and Exchange Commission on December 21, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              ANALOG DEVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Massachusetts                                            04-2348234
------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                             Identification No.)


              One Technology Way, Norwood, Massachusetts 02062-9106
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


           ANALOG DEVICES CANADA STOCK OPTION AND DEFERRED STOCK PLAN
           ----------------------------------------------------------
                            (Full title of the Plan)


                             Paul P. Brountas, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (617) 526-6000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                           Proposed Maximum     Proposed Maximum
Title of Securities        Amount to be   Offering Price Per   Aggregate Offering     Amount of
 to be Registered           Registered          Share                Price          Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.16 2/3
par value per share      119,706 shares       $26.07(1)         $3,120,735.42(1)        $867.56
----------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on December 15, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.


                           Page 1 of 11 pages. Exhibit
                             Index begins on page 8.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I of Form S-8 is included in documents sent or given to participants in the Analog Devices Canada Stock Option and Deferred Stock Plan of Analog Devices, Inc., a Massachusetts corporation (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.16 2/3 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.




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


     Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the securities hereby registered will be passed upon by Hale and Dorr LLP, Boston, Massachusetts. Paul P. Brountas, Esq., a partner of Hale and Dorr LLP, serves as Clerk to the Registrant.

     Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6A of the Registrant's Articles of Organization, as amended (the "Articles of Organization") provides for indemnification of directors and officers to the full extent permitted under Massachusetts law. Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, provided that, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged not to be entitled to indemnification under
Section 67.

         Article 6A also provides for indemnification of directors and officers of the Registrant against liabilities and expenses in connection with any legal proceedings to which they may be made a party or with which they may become involved or threatened by reason of having been an officer or director of the Registrant or of any other organization at the request of the Registrant.
Article 6A generally provides that a director or officer of the Registrant (i) shall be indemnified by the Registrant for all expenses of such legal proceedings unless he has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant, and (ii) shall be indemnified by the Registrant for the expenses, judgments, fines and amounts paid in settlement and compromise of such proceedings. No indemnification will be made to cover costs of settlements and compromises if the Board determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such settlement or compromise is not in the best interests of the Registrant.

         Article 6A permits the payment by the Registrant of expenses incurred in defending a civil or criminal action in advance of its final disposition, subject to receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Articles of Organization. No advance may be made if the Board of Directors determines, by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such person did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant.

         Article 6D of the Registrant's Articles of Organization provides that to the full extent permitted under Massachusetts law no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unauthorized distributions or loans under
Section 61 or 62 of Chapter 156B, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

     Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

     Item 8.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  UNDERTAKINGS

     1.   The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


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



     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on this 18th day of December, 1998.



                                      ANALOG DEVICES, INC.



                                      By: /s/ Jerald G. Fishman
                                          -------------------------------------
                                          Jerald G. Fishman
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Jerald G. Fishman, Joseph E. McDonough, Paul P. Brountas and Richard N. Kimball and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments (including post-effective amendments) to said Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any such Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                              TITLE                        DATE

/s/ Jerald G. Fishman          President, Chief Executive    )
----------------------------   Officer and Director          ) December 18, 1998
JERALD G. FISHMAN              (Principal Executive          )
                               Officer)                      )


/s/ Ray Stata                  Chairman of the Board         )
----------------------------   and Director                  ) December 18, 1998
RAY STATA                                                    )



/s/ Joseph E. McDonough        Vice President-Finance        )
----------------------------   and Chief Financial           ) December 18, 1998
JOSEPH E. MCDONOUGH            Officer (Principal Financial  )
                               and Accounting Officer)       )

SIGNATURE                              TITLE                       DATE



/s/ John L. Doyle                     Director               ) December 18, 1998
----------------------------------                           )
JOHN L. DOYLE                                                )


/s/ Charles O. Holliday, Jr.          Director               ) December 18, 1998
----------------------------------                           )
CHARLES O. HOLLIDAY, JR.                                     )



/s/ F. Grant Saviers                  Director               ) December 18, 1998
----------------------------------                           )
F. GRANT SAVIERS                                             )


/s/ Joel Moses                        Director               ) December 18, 1998
----------------------------------                           )
JOEL MOSES                                                   )



/s/ Lester C. Thurow                  Director               ) December 18, 1998
----------------------------------                           )
LESTER C. THUROW                                             )





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


                                  EXHIBIT INDEX


Exhibit
Number         Description
------         -----------

   4.1 Restated Articles of Organization of Analog Devices, Inc., as amended (incorporated herein by reference to the Registrant's Form S-8 (File No. 333-04821), filed on May 30, 1996 regarding the Registrant's Amended 1988 Stock Option Plan)

   4.2 By-Laws of the Registrant, as amended (incorporated herein by reference to the Registrant's Form 10-K, filed on January
               28, 1998)

   4.3 Rights Agreement dated as of March 18, 1998 between the Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to the Registrant's Registration Statement on Form 8-A (File No. 001-07819) filed on March 19, 1998)

   5.1         Opinion of Hale and Dorr LLP

  23.1         Consent of Hale and Dorr LLP (included in Exhibit 5)

  23.2         Consent of Ernst & Young LLP

  24 Power of Attorney (included on the signature page of this Registration Statement)





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